Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered certified public accountants , we hereby consent to the incorporation by reference in this Registration Statement on Form S-8/A-1 of our report dated March 31, 2010 relating to the consolidated financial statements , which appears in Bioheart, Inc. Annual Report on Form 10-K for the year ended December 31, 2009.

/s/ Jewett, Schwartz, Wolfe & Associates

Jewett, Schwartz, Wolfe & Associates

Hollywood, Florida

April 21, 2010